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                                                                    EXHIBIT 23.4


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


        We hereby consent to the reference in the Registration Statement on Form S-4 of Pogo Producing Company (File No. 333-57367), as amended by Amendment No. 1 to Registration Statement on Form S-4 of Pogo Producing Company, and the related Proxy Statement/Prospectus, to our report relating to our review of the oil and gas reserves of Arch Petroleum Inc. for 1997. We also consent to all references to our firm included in or made a part of such Registration Statement and Proxy Statement/Prospectus.



                                                RYDER SCOTT COMPANY
                                                PETROLEUM ENGINEERS



Houston, Texas
July 9, 1998